UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2021

BBQ HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-39053	83-4222776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices) (Zip Code)

12701 Whitewater Drive, Suite 100, Minnetonka, MN 55343

(952) 294-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

DAVE
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BBQ	The Nasdaq Global Market

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)On January 8, 2021, the Board of Directors (the “Board”) of BBQ Holdings, Inc. (the “Company”) approved the election of Albert Hank, as Chief Operating Officer (“COO”), to be effective January 8, 2021.

Mr. Hank, age 32, began his career with the Company’s wholly-owned subsidiary, Famous Dave’s of America, Inc. (“FDA”), as an hourly team member in 2005.  During 2020 and up to his election as COO, he served as FDA’s Senior Vice President of Operations.  During 2018 to 2019, he served FDA in various management roles including Senior Director Strategy and Development, Senior Director of Operations and Franchise Business Consultant. From 2015 to 2017, Mr. Hank served FDA as an Area Director. Prior to that starting in 2012, he served as a General Manager of FDA’s Westbury, New York location.

Pursuant to the Offer of Employment Letter with Mr. Hank, he shall receive an annual base salary of $175,000.  Mr. Hank is eligible in 2021 and beyond for a performance-based cash incentive award at a target of 30% of annual base salary.

Mr. Hank’s employment is on an at-will basis and provides for provisions for termination with and without cause by the Company.  The employment agreement contains other customary terms and conditions.  A copy of the Offer of Employment Letter with Mr. Hank has been filed with this report as Exhibit 10.1 and is incorporated herein by reference.

There are no transactions in which Mr. Hank has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01.Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Offer of Employment Letter to Albert Hank, dated January 8, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBQ HOLDINGS, INC.

Date: January 13, 2021	By:	/s/ Jeff Crivello
Name: Jeff Crivello
Title: Chief Executive Officer